UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2017

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 22, 2017, the Board of Directors (“Board”) of Simmons First National Corporation (“Corporation”) approved amendments to the Corporation’s Code of Ethics (“Code”) to (1) change the body responsible for administering the Code as it applies to members of the Board from the Ethics Committee to the Corporation’s Nominating and Corporate Governance Committee and (2) clarify that representatives of the Corporation should be careful not to create perceived or real conflicts of interest by making or holding a significant investment in a competing, non-public financial institution.

The amendments to the Code are effective March 22, 2017. The text of the Code, as amended, is attached hereto as Exhibit 14.1 and incorporated herein by reference. This description of the amendments is qualified in its entirety by reference to the text thereof.

Item 8.01 Other Events.

On March 22, 2017, the Board approved an Anti-Hedging Policy (“Policy”) that generally prohibits directors and certain officers from engaging in transactions that hedge or offset a decrease in the market value of Corporation securities. The text of the Policy is attached hereto as Exhibit 99.1 and incorporated herein by reference. This description of the Policy is qualified in its entirety by reference to the text thereof.

Item 9.01  Financial Statements and Exhibits.

Exhibit 14.1	Amended and Restated Simmons First National Corporation Code of Ethics (March 22, 2017).

Exhibit 99.1	Simmons First National Corporation Anti-Hedging Policy (March 22, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: March 27, 2017	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer